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                                                                   EXHIBIT 11.1
                        WESLEY JESSEN VISIONCARE, INC.

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   (in thousands, except per share amounts)
                                  (Unaudited)

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                                                                     Three Months Ended                 Six Months Ended
                                                                   ------------------------          -----------------------
                                                                    June 28,       June 27,           June 28,      June 27,
                                                                      1997           1998               1997          1998
                                                                   ---------      ---------          ---------     ---------
Computation of basic net income (loss) per share:

Net income (loss)                                                  $    (371)     $   7,727          $ (11,102)    $  12,997
                                                                   =========      =========          =========     =========

Weighted average common shares outstanding                            17,097         17,859             16,273        17,822

Basic net income (loss) per share                                  $   (0.02)     $    0.43          $   (0.68)    $    0.73
                                                                   =========      =========          =========     =========

Computation of diluted net income (loss) per share:

Net income (loss)                                                  $    (371)     $   7,727          $ (11,102)    $  12,997
                                                                   =========      =========          =========     =========

Weighted average common shares outstanding                            17,097         17,859             16,273        17,822
Net additional shares issuable in connection with
  stock options pursuant to the treasury stock method                    --           1,467                --          1,545
                                                                   ---------      ---------          ---------     ---------

Diluted weighted average common shares outstanding                    17,097         19,326             16,273        19,367
                                                                   =========      =========          =========     =========

Diluted net income (loss) per share                                $   (0.02)     $    0.40          $   (0.68)    $    0.67
                                                                   =========      =========          =========     =========
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